EXHIBIT 99.1
ABM ANNOUNCES STRATEGIC RE-POSITIONING AND KEY ADDITION TO COMPANY LEADERSHIP
— James Lusk to Head New Shared Services Center, Will Succeed George Sundby as CFO at Year-End —
— Relocating Business Units to Gain Operating Efficiencies —
— Executive Headquarters to Locate in New York in 2008 —
SAN FRANCISCO — March 12, 2007 — ABM Industries Incorporated (NYSE: ABM), a leading facility services contractor in the United States, today announced a series of operational and leadership initiatives reinforcing the Company’s commitment to increasing shareholder value and establishing a platform supporting significant long-term growth.
Central to the initiatives is the establishment of a Shared Services center consolidating certain of the Company’s back office functions in Houston, Texas. By integrating support functions, the new Shared Services unit will increase operating efficiencies and enhance the Company’s competitive position within the industry. It also represents an extension of ABM’s ongoing strategy to invest in its technology infrastructure.
James Lusk, an executive with experience directing implementation of a Shared Services unit at other companies, is joining ABM this month as Executive Vice President. Initially, Mr. Lusk will head the Shared Services implementation and effective December 31, 2007, he will succeed George B. Sundby as Executive Vice President and Chief Financial Officer.
In addition: the Company will locate its ABM Janitorial headquarters in Houston; its other business units will be concentrated in southern California; and, in 2008, its executive headquarters will locate in New York City.
“ABM is at an exciting juncture,” said ABM President and Chief Executive Officer Henrik Slipsager. “Building on our current momentum to position the Company to best meet both market dynamics and customer-driven demands, we are re-positioning the Company for competitiveness and expansion. By consolidating back office functions in a Shared Services center in Houston, concentrating our non-Janitorial operational units in southern California, and re-tooling our management organization — including locating our executive headquarters in New York closer to many of our major customers — we will gain operating efficiencies and be able to capitalize on growth opportunities. These actions are not expected to have a material impact on previously issued earnings guidance.
“Jim Lusk brings a wealth of experience to help us achieve these new initiatives. He is a recognized thought leader in the area of corporate Shared Services and has implemented these types of programs successfully for other companies. Given ABM’s evolution, Jim is exactly the type of executive we’ll need to succeed in the next phase of our growth — a strategic adviser to the CEO and a partner to the business unit management.

“I’d like to thank George Sundby for his many contributions to ABM. George has played a substantial role in establishing ABM as an industry leader. In particular, I’d like to recognize his efforts in enhancing our finance and control environment and leading the Company’s response to Sarbanes-Oxley. We appreciate his willingness to continue serving the Company through the end of the year and his commitment to ensure a smooth transition. Understanding that he’s not prepared to relocate at this point, we wish George much success in his future endeavors.”
Lusk Named EVP; Will Succeed Sundby as CFO at Year-End
Mr. Lusk, most recently served as Avaya’s Vice President, Business Services & Chief Operating Officer for the Europe, Middle East and Africa region. He is a member of the Board of Directors of Glowpoint, Inc., serving on the Audit and Compensation Committees.
Among his prior positions, Mr. Lusk served as President, Business Services and acting Chief Financial Officer at Lucent Technologies. During his tenure there, Mr. Lusk created and launched Lucent Financial Services, which provided high volume/low cost accounting and financial transaction processing to Lucent. In conjunction with PricewaterhouseCoopers, Mr. Lusk also coauthored the book “Shared Services — Adding Value to the Business Units.”
He has also served as Executive Vice President, Chief Financial Officer and Treasurer of Bioscrip/MIM Corporation, and has held positions at AT&T Corporation, Amerada Hess, Children’s Hospital and Peat, Marwick, Mitchell & Co. Mr. Lusk holds an MBA in Finance from Seton Hall University and a BS in Economics from the Wharton School of the University of Pennsylvania. He is a CPA and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.
Effective December 31, 2007, Mr. Lusk will succeed George B. Sundby as ABM’s Executive Vice President & Chief Financial Officer.
ABM Janitorial to Houston, ABM Facility Services to Southern California
As part of the new initiative, the Company will locate the headquarters of its ABM Janitorial business unit from San Francisco to Houston in 2008. The Company will retain the current regional locations of its Janitorial business, including the Northern California region based in San Francisco.

The Company’s other business units — including AMPCO Parking, ABM Security Services, ABM Facility Services, ABM Engineering and Amtech Lighting Services — will be headquartered in southern California. As with Janitorial, the Company will retain the current regional locations of those business units.
Executive Headquarters to New York
In 2008, the Company’s will begin a multi-phase relocation of its Executive Headquarters from San Francisco to existing offices in New York. The Company’s Chief Executive Officer, Chief Financial Officer and corporate management team will be located in New York. The move will provide improved access to a significant portion of the Company’s customer base, the financial markets, and to potential future international opportunities. This location will also enable the Company to more easily recruit executive talent.
About ABM Industries
ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2006 revenues in excess of $2.7 billion and more than 75,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial; Ampco System Parking; ABM Security Services; ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
Cautionary Statement Under the Private Securities Litigation Reform Act of 1995.
     This press release contains forward-looking statements that set forth management’s anticipated results based on management’s plans and assumptions. Any number of factors could cause the Company’s actual results to differ materially from those anticipated. These risks and uncertainties include, but are not limited to: (1) a change in the frequency or severity of claims against the Company, a deterioration in claims management, the cancellation or non-renewal of the Company’s primary insurance policies or a change in our customers’ insurance needs; (2) a change in actuarial analysis that causes an unanticipated change in insurance reserves; (3) inadequate technology systems that cannot support the growth of the business; (4) acquisition activity slows or is unsuccessful; (5) labor disputes that lead to a loss of sales or expense variations; (6) a decline in commercial office building occupancy and rental rates lowers sales and profitability; (7) financial difficulties or bankruptcy of a major customer; (8) the loss of long-term customers; (9) intense competition that lowers revenue or reduces margins; (10) an increase in costs that the Company cannot pass on to customers; (11) natural disasters or acts of terrorism that disrupt the Company in providing services; and (12) significant accounting and other control costs that reduce the Company’s profitability. Additional information regarding these and other risks and uncertainties the Company faces is contained in the Company’s Annual Report on Form 10-K and in other reports it files from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.
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Contact:
ABM Industries, Inc.
Henrik Slipsager (President & CEO)
(415) 733-4000

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